EXHIBIT 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                 March 12, 2007                 Shanghai
                                                                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.
SEACOR Holdings Inc.
2200 Eller Drive, P.O. Box 13038
Fort Lauderdale, Florida 33316


Ladies and Gentlemen:

            We have acted as counsel to SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and/or sale from time to time of an indeterminate number of shares of the Company's common stock, par value $0.01 per share (the "Shares").

            The Shares being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act by the Company or by selling securityholders.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company, as amended, (ii) the Registration Statement, (iii) the prospectus contained in the Registration Statement (the "Prospectus"), and
(iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established,

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Weil, Gotshal & Manges LLP
March 12, 2007
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we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based upon and subject to the foregoing and assuming that (A) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement, (B) a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will at all relevant times comply with all applicable laws, (C) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (D) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (E) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and the Shares to be issued thereby will have been duly authorized by all necessary corporate action on the part of the Company and (F) the Company has received the consideration specified in any applicable underwriting, purchase or other agreement approved by the Company's board of directors, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable.

            The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,


                                   /s/  Weil, Gotshal & Manges LLP